CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February XX, 2015, relating to the Statement of Assets and Liabilities of Lattice Developed Markets (ex-US) Strategy ETF, which appears in such Registration Statement. We also consent to the reference to us under the headings “ Independent Registered Public Accounting Firm” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

February XX, 2015